UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 25, 2011
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 though 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02               Departure Of Directors Or Certain Officers; Election Of Directors;
Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On August 25, 2011, Clearfield, Inc. (the “Company”) appointed Daniel Herzog, who is currently serving as Interim Chief Financial Officer, as Chief Financial Officer. Mr. Herzog, 47,  has been serving in this role since February, 2011 since the passing of the Company’s former CFO. Mr. Herzog has been an employee of Clearfield since June, 2009 as its Vice President of Administration and previously served as the Company’s Comptroller and principal accounting officer from September, 2003 through February, 2006. Previously, Mr. Herzog held positions of Controller and Chief Financial Officer at Americable, which was acquired by the firm in 2003. (Mr. Herzog was the Controller at Schwing America, Inc., a manufacturer of concrete pumping equipment, from 2006-2009.) Mr. Herzog received his Bachelors of Arts degree in Accounting in 1986 from Gustavus Adolphus College in St. Peter, Minnesota.

The Compensation Committee of the Board of Directors of the Company (the “Committee”) set compensation for Mr. Herzog at a rate of $140,000 a year with bonus potential consistent with that documented on his original offer of employment which is 20% to 50% of salary achieved through obtainment of goals established in the Company’s Bonus program in which he participates.  The Committee further awarded a discretionary bonus of $9,500 as recognition for performance in the interim period. He will also continue to participate in the Company’s health, dental, and life insurance benefit plans on the same basis as other employees of the Company.

Officer Stock Option Awards

On August 25, 2011, the Compensation Committee granted options to purchase the Company’s common stock to certain of the Company’s executive officers for the Company’s fiscal year ended September 30, 2011.  Pursuant to this action, Cheryl P. Beranek, Chief Executive Officer, was granted an option to purchase 30,000 shares of common stock; Johnny Hill, Executive Vice President and Chief Operating Officer, was granted an option to purchase 30,000 shares of common stock; and Daniel Herzog, Chief Financial Officer, was granted an option to purchase 20,000 shares of common stock.  The stock options were granted as incentive stock options pursuant to the Company’s 2007 Stock Compensation Plan, as amended, have a term of five years, vest and become exercisable as to one-fifth of the shares beginning the date of grant and on the first four anniversaries of the date of grant thereafter, and have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By:	/s/ Daniel Herzog
Dated: August 29, 2011		Daniel Herzog, Chief Financial Officer